Exhibit 99.1

PHH Corporation Provides Update Regarding its Private Label Business

Withdraws Previously Disclosed Earnings Guidance for Full-year 2016

Mount Laurel, NJ – April 11, 2016 - PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) announced today changes to certain of its Private Label client relationships.

Merrill Lynch Home Loans, a division of Bank of America, National Association (“Merrill Lynch”), has indicated its intent to move the origination of new applications for certain mortgage loan products to its internal operations effective April 25, 2016, and has significantly reduced its volume forecast for the remainder of 2016. The Company estimates that on an annualized basis this change could represent a reduction of approximately 20% of Merrill Lynch’s 2015 loan closing dollar volume or approximately 5% of PHH’s 2015 loan closing dollar volume. As previously disclosed, Merrill Lynch’s total loan closing volume accounted for approximately 26% of PHH’s overall volume in 2015. There can be no assurances that the remaining Merrill Lynch origination activity with PHH will not also be subject to change during the remainder of 2016 or beyond.

In addition, Merrill Lynch has informed the Company that it intends to insource its sub-servicing portfolio no later than the sub-servicing contract expiration date of December 31, 2016. Merrill Lynch’s sub-servicing accounted for approximately $40 billion in unpaid principal balance, or 32% of the Company’s sub-servicing portfolio and 18% of its total servicing portfolio, in each case as of December 31, 2015.

Glen A. Messina, president and CEO of PHH Corporation, said, “While we are disappointed with these changes, we intend to take appropriate measures to adjust our operations and incorporate these developments in our review of strategic options. We believe these decisions reflect the broader dynamics in our industry, including higher compliance and other costs associated with a more onerous regulatory environment. We remain focused on implementing the priorities we laid out for 2016 and the evaluation of all options, including capital structure and deployment alternatives, to maximize value for shareholders.”

Based on the uncertainties created by these events, the Company is withdrawing its previously disclosed earnings guidance for full-year 2016. The Company does not intend to provide further earnings guidance pending the completion of its previously announced comprehensive review of strategic options.

Separately, the Company also announced that Morgan Stanley Private Bank, National Association (“MSPBNA”), which represented 20% of PHH’s 2015 loan closing dollar volume, has exercised its contractual right to extend origination services with PHH through October 31, 2017. At the same time, MSPBNA has informed PHH that it is assessing the arrangement for its mortgage origination services upon the expiration of its contract with PHH, which is now October 31, 2017. PHH and MSPBNA are engaged in discussions regarding ways in which the two parties could continue to partner upon its expiration, although there can be no assurances that any arrangement will result between the parties. MSPBNA has also indicated its intention to maintain its sub-servicing portfolio at the Company at this time.

The Company expects to provide a further update regarding the impact of these developments in our Private Label client relationships, in addition to an update regarding its previously announced review of strategic options, during its first quarter 2016 earnings call on May 5, 2016.

About PHH Corporation

Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading provider of end-to-end mortgage solutions through its subsidiary, PHH Mortgage. Its outsourcing model and proven expertise, combined with a strong commitment to operational excellence and customer service, has enabled PHH Mortgage to become one of the largest non-bank originators and servicers of residential mortgages in the United States. PHH Mortgage provides mortgage solutions for the real estate market and financial institutions, and offers home financing directly to consumers. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, include: (i) the Company’s estimates of the impact of Merrill Lynch’s total loan closing dollar volume and the Company’s total loan closing dollar volume for the remainder of 2016 compared to the respective 2015 total loan closing dollar volumes; and (ii) the Company’s intention to adjust its operations and incorporate recent developments in its Private Label relationships into the Company’s review of strategic options. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information:

Investors

Hugo Arias

hugo.arias@phh.com

(856) 917-0108

Media

Dico Akseraylian

dico.akseraylian@phh.com

(856) 917-0066